UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2015

NewStar Financial, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33211	54-2157878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 848-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 10, 2015, NewStar Financial, Inc. (the “Company”) entered into the Sixth Amended and Restated Loan and Servicing Agreement (the “Amendment”) by and among NewStar CP Funding, LLC, as the borrower, the Company, as the originator and the servicer, Wells Fargo Bank, National Association, as the swingline bank, Wells Fargo Securities, LLC, as the administrative agent, US. Bank National Association as the trustee, and certain lenders from time to time party thereto.

The Amendment, among other things (a) increases the commitment amount to $475,000,000 from $425,000,000, (b) extends the revolving period to August 10, 2018 and the final maturity date to August 10, 2020, (c) modifies the advance rates from a flat structure to a grid structure based on loan type, and (d) modifies the concentration limits, among other things.

The Amendment also requires the borrower and the Company to comply with various financial and other covenants. In addition, the Amendment contains events of default and servicer defaults (subject to certain materiality thresholds and grace and cure periods) customary for transactions of this type.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which has been filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1

Sixth Amended and Restated Loan and Servicing Agreement, dated as of August 10, 2015, by and among NewStar CP Funding LLC, the Company, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, US. Bank National Association, and certain lenders from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: August 13, 2015	By:	/s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1

Sixth Amended and Restated Loan and Servicing Agreement, dated as of August 10, 2015, by and among NewStar CP Funding LLC, the Company, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, US. Bank National Association, and certain lenders from time to time party thereto.